EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-KSB of SP Holding Corporation, a Delaware corporation (the “Company”), for the period ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Jason Brown, as Chairman and Chief Executive Officer, and Jonathan Wernick, as Chief Financial Officer, of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to their knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jason Brown
Jason Brown Chairman and Chief Executive Officer

Dated: April 2, 2007

/s/ Jonathan Wernick
Jonathan Wernick Chief Financial Officer

Dated: April 2, 2007

The foregoing certifications are being furnished solely pursuant to 18 U.S.C. § 1350, and are not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and are not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.